                                                                     Exhibit 4.4

                                 Lease Contract

                              [CHINESE CHARACTERS]

Lessor: Sichuan Chengdu Export Processing Zone Investment Development Company Limited (hereafter named as "Party A"), a corporation of the Chengdu Hi-Tech Zone

[CHINESE CHARACTERS]

Lessee: PSI Technologies (Chengdu) Company Limited (proposed name) (hereinafter named as "Party B")

[CHINESE CHARACTERS]

In accordance with the "Investment & Cooperation Agreement" signed between PSI Technologies Inc (who invests in Party B through PSi Technologies China Holdings Co. Ltd.) and the Management Committee of the Chengdu Hi-tech Development Zone (who is in charge of Party A) on December 7, 2003, based on the principles of honesty and equality, after friendly discussion, and in accordance with relevant regulations as stipulated in the "PRC Contract Law", Party A and Party B hereby sign this Contract regarding the leasing of the standard factory buildings (Building A and Building B as described in the "Investment & Cooperation Agreement") of Party A by Party B as follows

[CHINESE CHARACTERS]

1.   Location of the Buildings:

[CHINESE CHARACTERS]

     a) The Buildings refer to the No.4 and No.5 standard factory buildings (i.e. Building A and Building B as described in the "Investment Cooperation Agreement") which locate in Sichuan Chengdu Export Processing Zone, #1, New Century West Road, Tianfu Avenue, Chengdu City. (Per attached drawing.)

     [CHINESE CHARACTERS]

2.   Description of the Buildings:

[CHINESE CHARACTERS]

     a) The total construction area of the Buildings are 5184 square meters, among which there are 2592 square meters for each of No. 4 and No.5 standard factory building.

     [CHINESE CHARACTERS]

     b) The Land on which the Buildings are located totals 8,235 square meters in area.

     [CHINESE CHARACTERS]

     c) If there is any difference between the agreed construction area and the actual construction area, the actual construction area shall control. In the event the actual construction area is smaller than the agreed construction area, the rates payable by Party B to Party A shall be adjusted correspondingly.

     [CHINESE CHARACTERS]

     d) The property has been installed with seven (7) connections such as water, power, gas, drainage, sewage, telecommunications, Internet and other accessory facilities.

     [CHINESE CHARACTERS]

3.   Period of Leasing:

[CHINESE CHARACTERS]

     a) Period of leasing is 36 months, from January 1st of 2004 to December 31st of 2006.

     [CHINESE CHARACTERS]

     b) Should Party B decide to renew the Lease Contract when the lease period expires, Party B should give a written notice to Party A sixty
          (60) days in advance, and Party A should give 1st priority to Party B to renew the Lease Contract under the same conditions; Should Party B decide to terminate the Lease Contract before the lease period expires, Party B may do so without liability provided written notice is given to Party A sixty (60) days in advance, so that Party A can arrange for the Buildings to be leased to other parties.

     [CHINESE CHARACTERS]

     c) During the term of lease, Party B has the right to purchase the No.4 and No.5 standard factory buildings (i.e. Building A and Building B as described in the "Investment Cooperation Agreement") with a total area of 5,184 square meters or 2,592 square meters individually, and the land use right of land parcels with total area of 8,235 square meters.. The purchase price for either No. 4 or No. 5 standard factory building (Building A and Building B as described in the Investment Cooperation Agreement) is RMB880 per square meter and for the land use rights is RMB80 per square meter. The use right of the land is for a period of not less than 50 years.

     [CHINESE CHARACTERS]

4.   Lease Fee and Payment:

[CHINESE CHARACTERS]

     a) Lease Fee of No.4 standard factory building: RMB8 per square meter per month. Total of RMB20736 per month.

     4 [CHINESE CHARACTERS]

     b) Lease Fee of No.5 standard factory building: RMB8 per square meter per month. Total of RMB20736 per month. However, before Party B finishes installing equipment in this building (upon written confirmation by both Party A and Party B), the lease fee of this factory building is RMB4 per square meter per month, total of RMB10,368 per month.

     5 [CHINESE CHARACTERS]

     c) Time of Paying the Lease Fee: Within the first 5 days of the first month of each 3 months (which can be either cash or check. If it is check, it should have been registered with the bank to be payable.)

     [CHINESE CHARACTERS]

     d) If Party B delays the payment of lease fee, a fine of 0.05% of the total amount of the payable lease fee will be charged per day.

     [CHINESE CHARACTERS]

     e) If Party B raises an official request to purchase the Buildings at any time within the 36-month lease period, the lease fee which has been paid to Party A will be transferred in full as purchase payment.

     [CHINESE CHARACTERS]

     [CHINESE CHARACTERS]

5.   Deposit System:

     a) Party B will pay RMB20,000 as the Lease Deposit to Party A within 5 days upon the signing of this Contract.

     [CHINESE CHARACTERS]

     b) The execution of item 5a) is the condition of the effectiveness of this Contract.

     [CHINESE CHARACTERS]

     c) The Lease Deposit will be transferred as Lease Fee when Party B pays the 1st installment of Lease Fee. The 1st installment of Lease Fee is RMB73,312 (equivalent to RMB20,736 X 3 lease fee for No. 4 building + RMB10,368 X 3 lease fee for No. 5 building - RMB20,000 lease deposit)

     [CHINESE CHARACTERS]

6.   Delivery of the Buildings

[CHINESE CHARACTERS]

     a) Party A will deliver the Buildings and Land to Party B within 5 days upon Party B's payment of the Lease Deposit, in a state acceptable to Party B. Further, the Buildings and Land will be free and clear from all occupants and garbage at the expense of Party A. Party B should check the attached facilities of the Buildings, and proceed with a formal transfer procedure with Party A.

     [CHINESE CHARACTERS]

7.   Maintenance and Management of the Buildings

[CHINESE CHARACTERS]

     a) Within the Lease Period, the maintenance of the Buildings will be jointly managed by both the Leaser and the Lessee. The main structure of the factory buildings, the building surface, the doors and windows, and the original facilities and pipes inside the factory buildings will be maintained and repaired by Party A according to a schedule and standard acceptable to Party B. If any malfunction occurs, Party B shall inform Party A to repair without undue delay and in any event no later than 5 working days, and the total costs and expenses shall be borne by Party A; however, if the malfunction is caused by Party B's inappropriate usage or damage, then Party

          B will be responsible to repair and bear the repairing expenses. In the event Party A fails to repair the malfunction within the specified time period, Party B may deduct the expenses incurred by it in repairing the malfunction from the lease fee payable to Party A.

     [CHINESE CHARACTERS]

8.   Property Management:

[CHINESE CHARACTERS]

     a) Party B shall follow relevant regulations (per Attachment I) of Party A, and pay Property Management Fee to Party A. Property Management Fee will be RMB1 per month per square meter construction area, total of RMB5,184 per month. Time of paying the Property Management Fee should be the same as the time and schedule of paying the Lease Fee. However, before equipment is installed into the No.5 standard factory building (Building B), Party A shall not charge Party B for its Property Management Fee. In exchange for the Property Management Fee, Party A commits to provide garbage disposal and outside factory security services to Party B.

     [CHINESE CHARACTERS]

     b) Party B shall pay water and electricity fees per the actual consumption to the water and electricity supply companies every month.

     [CHINESE CHARACTERS]

9.   Purpose of the Buildings:

[CHINESE CHARACTERS]

     The Buildings are only used for the processing of Party B's products within the approved scope of business, and its offices.

     [CHINESE CHARACTERS]

10.  Warranties:

[CHINESE CHARACTERS]

     a) Party A hereby guarantees that it has full authorizations, power and rights to lease or sell the Buildings and Lands and the use right of the Land to Party B. In addition, it has full rights and authorizations to execute, deliver and perform this Contract.

          [CHINESE CHARACTERS]

     b) Party A guarantees that no litigation, arbitration, disputes or other legal administrative procedures is pending or threatening, which is related to all the pieces of Land or Buildings leased or sold to Party
          B. Nor is there any mortgage created in favor of any bank, company or person, or lease or any other interest held by any third parties attached to the Buildings and the Lands.

          [CHINESE CHARACTERS]

     c) Party A shall assume and pay all taxes and fees with respect to Party B's acquisition and lease of the use right of every piece of Land.

          [CHINESE CHARACTERS]

     d) Unless otherwise expressly provided for herein, Party B may use the buildings and Land freely and legally without any other additional charges or taxes, unless in the case of taxes as mandated by relevant regulations or laws.

          [CHINESE CHARACTERS]

     e) Party A, as the legitimate holder and leaser of the Buildings, shall not unreasonable interfere or exclude the rights of Party B under this Contract when Party A excises its right to the Buildings and Land, including but not limited to:

     [CHINESE CHARACTERS]

          (i) Without prior written consent from Party B, Party A shall not transfer or lease to any third party the Buildings and Land.

          [CHINESE CHARACTERS]

          (ii) Without written prior consent from Party B, Party A shall not mortgage all or any part of the Buildings and Land for the interest of itself or any other third party.

          [CHINESE CHARACTERS]

11.  Rights and Responsibilities of both Parties:

[CHINESE CHARACTERS]

     a) Party A has a responsibility to keep confidentiality of the business secrets of Party B. Before obtaining the prior written consent of Party B, Party A shall not disclose them to anybody.

     [CHINESE CHARACTERS]

     b) Party B has right to establish new buildings, structures and install facilities equipment on the Land without an increase in the lease fee, provided that the cost for construction of the new buildings shall be borne by Party B.

     [CHINESE CHARACTERS]

     c) Party A shall handle all legal procedures with respect to verification, change or extension of the Real Estate Property Right Certificate and Certificate for Use of State-owned Land during the lease term.

     [CHINESE CHARACTERS]

     d) Party A is responsible for filing the Contract with relevant PRC authorities at its cost.

     [CHINESE CHARACTERS]

     e) Provided that Party B pays the rent and performs and observes the terms and conditions herein contained, Party B shall peaceably hold and enjoy the leased Buildings throughout the Lease Period without any interruption by Party A or any other person except as required by the law of the People's Republic of China.

     [CHINESE CHARACTERS]

     f) Should Party B need to refurnish the Buildings, Party B shall firstly request to Party A. After sending the Refurnishing Plan and obtaining the approval from Party A, Party B can refurnish. Party A shall not refuse such request of Party B if without an appropriate reason. When the refurnishing team enters the site, the refurbishing team shall pay RMB5,000 as Guarantee Fee to Party A. This Guarantee Fee will be refunded in full by Party A to the team if the refurnishing team does not damage any of Party B's assets and Party A's building structure and layout. Rubbishes of the refurnishing will be placed in a designated place as Party A will assign. After the refurnishing project, Party B shall clean and ship away the rubbishes, or ask Party A to clean and ship away the rubbishes with a Cleaning and Shipping Fee.

     [CHINESE CHARACTERS]

     g) When Party B returns the Buildings to Party A upon the expiry of the Lease Period, if Party A requests for returning the Buildings per their original condition, Party B shall return them per their original condition, except for normal tear and wear. If Party A requests that some furnishing facilities are irremovable and belong to Party A, Party B agrees that no fee will be charged.

     [CHINESE CHARACTERS]

     h) Should Party B decide to set up any advertisement board or other popularizing boards on the Buildings, Party B shall firstly apply to Party A and obtain Party A's approval.

     [CHINESE CHARACTERS]

     i) Party B has the right to deduct from the Lease Fee any subsidy or rebate (such as the power subsidy fee rebate and the training fee subsidy) committed by the Management Committee of the Chengdu Hi-Tech Zone ("CDHT") to PSi Technologies, Inc. ("PSi") in the Investment & Cooperation Agreement signed between CDHT and PSi on December 7, 2003 and any of its amendments, additions, deletions or subsequent Contracts as may be agreed between both parties.

     [CHINESE CHARACTERS]

12.  Renege Responsibility:

[CHINESE CHARACTERS]

     a) Party A shall provide a copy of its Property Management Regulations and other related regulations to Party B prior to the execution of this Contract for Party B's review. If Party B finds anything unreasonable or abnormal in such regulations, the Parties shall agree to make any amendments thereto before execution of this Contract. Any amended and restated regulation as agreed upon by the Parties shall have the binding force upon the Parties. Further, Party A shall inform Party B of any and all future amendments, additions or deletions to the Property Management Regulations subsequent to the execution and effectiveness of this Contract, at least 30 days prior to the effectiveness of such amendment, addition or deletion. If Party B does not follow Party A's Property Management Regulations which Party A considers a serious violation or causes negative effect to the management of the whole region, Party A shall formally inform Party B in writing of its violation and allow Party B to rectify the violation within 30 days from the receipt of the formal notice. If after the 30-day period, Party B does not rectify the violation, then Party A has the right to apply to the Court to dismiss this Contract and ask for compensation from Party B.

     [CHINESE CHARACTERS]

     b) Unless as provided in this Contract, if either Party A or Party B fails to perform its obligations hereunder, it shall constitute a breach of this Contract and the defaulting party shall undertake the liabilities for such breach. The parties agree that the party in breach shall pay the other party the direct loss and damage. If party A is in any breach of this Contract and does not rectify within 7 days, then Party B is entitled to withhold or deduct the rent as well as management fees, or terminate this Contract immediately upon a written notice to Party A.

     [CHINESE CHARACTERS]

     c) If Party A delays to deliver the Buildings for use by Party B according to this Contract, Party A shall pay a fine of 1% of the total amount of half-year lease fee and property management fee for each day of such delay.

     [CHINESE CHARACTERS]

13.  Electricity Supply:

[CHINESE CHARACTERS]

     a) Party A shall provide electricity for Party B's office, lighting, and facilities as agreed to ensure the normal operation of Party B's business.

     [CHINESE CHARACTERS]

     b) Should Party B decide to buy a transformer from power bureau to add its power supply, Party A shall ensure the completion of the construction of such transformer within 30 days upon Party B's obtaining the approval of power bureau.

     [CHINESE CHARACTERS]

     c) Party A will provide an electricity capacity of 300 kva with the necessary cables shall connect it with the red-line border of the land for the startup period of Party B for 1 year from the date on which Party B starts its business operating.

     [CHINESE CHARACTERS]

     d) Party A will, at Party B's option, provide an additional 200 kva transformer. However, the cost of necessary cables shall be borne by Party B.

     [CHINESE CHARACTERS]

     e) Party A will be responsible for the coordination of 13% tax refund of the water and electricity fees for the processing of the exported products of Party B.

     [CHINESE CHARACTERS]

          f) Party A will provide a power subsidy of 10% based on the actual power consumption expenses (gross amount before tax rebate) to Party B for the first five (5) years from the date of issuance of Party B's business license; the rate subsidy will be changed to 5% for the following five (5) years afterwards. Such subsidy will be payable within one (1) month from the payment of the bill to the power bureau. In the event the subsidy has not been paid within the one (1) month period, Party B shall deduct the outstanding subsidy from the lease payment or purchase price of the land and buildings. Such deduction shall not form part of the calculation for the purchase amount of the land and factory, as specified in Article 3C and 4E.

     [CHINESE CHARACTERS]

14.  Force Majeure

If because of any event of force majeure, including without limitation, explosion, fire lightning strike, earthquake, hurricane, war, riot, civil disturbance or strike, or the enactment, rescission or amendment of any law, regulation, rule or decree of any Chinese Government authority, a party is unable to continue to operate or otherwise perform its obligations hereunder for a period of more than thirty (30) days, then the other party may terminate this Contract by thirty (30) days prior written notice to the first party, provided that the cause for termination has not been remedied within the thirty (30) day period of notice. Upon such termination, Lessee shall be entitled to a refund of the rent for the remainder of the then current rental period, for which Lessee has already paid, and both Leaser and Lessee shall be released from all further obligations in connection with this Contract, save those in connection with which amounts were due and owing and not yet paid prior to the event of force majeure.

     [CHINESE CHARACTERS]

15.  Applicable Law

The formation of this Contract, its validity, interpretation, execution and settlement of any disputes arising hereunder shall be governed by and construed in accordance with the laws of the People's Republic of China.

     [CHINESE CHARACTERS]

16.  Dispute Resolution

In the case of disputes arising over this Contract or any matters related hereto, the parties shall negotiate in good faith to resolve such disputes. If such negotiation fails within a 60-day period, the parties shall submit the dispute to an arbitration panel in Singapore for arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL) in effect at the time of the dispute. The decision of the arbitrage body is final and shall be binding on the parties hereto.

     [CHINESE CHARACTERS]

17.  General Provisions

[CHINESE CHARACTERS]

     (a)  Effectiveness

     [CHINESE CHARACTERS]

          This Contract shall become effective upon seal and signature of both Parties and payment of the lease deposit.

          [CHINESE CHARACTERS]

     (b)  Non-Assignability

     [CHINESE CHARACTERS]

          This Contract and the rights and obligations hereunder shall not be assignable by either Party without the prior written consent of the other Party, except that a party may assign this Contract to the successor of all or substantially all of its business assets or an Affiliated Company without such consent.

          [CHINESE CHARACTERS]

          For the purposes of this Contract, an Affiliated Company shall mean any legal entity that either Party may delegate and/or assign all or part of the performance of its rights and obligations hereunder, wherein at least fifty one (51) percent of the voting shares (or similar voting rights), now or hereunder owned or controlled, directly or indirectly by Party B or Party A, as the case may be, or in which Party B or Party A, as the case may be, otherwise has the ability to direct the management, but such legal entity shall be considered to be an Affiliated Company only for so long as such control exists.

          [CHINESE CHARACTERS]

     (c)  Most Favorable Treatment

          [CHINESE CHARACTERS]

          Party A undertakes to make its best efforts to help Part B to obtain the most favorable treatment in PRC as a wholly owned foreign enterprise in Hi-Tech Zone during the term of this Contract, while realizing that relevant PRC laws and regulations may be amended from time to time.

          [CHINESE CHARACTERS]

     (d)  Entire Contract

          [CHINESE CHARACTERS]

          This Contract shall constitute the entire Contract between the parties hereto, with the exception of the Investment & Cooperation Agreement signed by the Management Committee of the Chengdu Hi-Tech Zone and PSi Technologies, Inc., and any and all amendments, additions or deletions as may be agreed by CDHT or PSi, which forms the basis of this lease contract.

          [CHINESE CHARACTERS]

     (e)  Validity of the Contract

          [CHINESE CHARACTERS]

          If any provisions contained herein become illegal under PRC laws during the term of this Contract, the parties shall, through friendly negotiations, reach supplemental Contracts. The invalidity, nullity and unenforceability of any provision hereof shall not influence or prejudice the validity, effectiveness and enforceability of other provisions hereof.

          [CHINESE CHARACTERS]

     (f)  Termination

          [CHINESE CHARACTERS]

          Party B has right to terminate this Contract without liability upon the provision of a sixty (60) day prior written notice to Party A, notwithstanding any provision or article in this Contract.

          [CHINESE CHARACTERS]

18.  Copies of Contract

[CHINESE CHARACTERS]

     a) There are total four (4) copies of this Contract. Each Party shall keep two (2) copies, which are equally authentic.

     [CHINESE CHARACTERS]

     b) The Attachment of this Contract (after being approved and signed by both Parties) and Additional Contract are equally authentic as this Contract.

     [CHINESE CHARACTERS]

Party A (with stamp): Sichuan Chengdu Export Processing Zone Investment Development Co., Ltd.

[CHINESE CHARACTERS]

Representative (signature):

[CHINESE CHARACTERS]

Phone: 8532 1798

[CHINESE CHARACTERS] 8532 1798

Address: No.1, New Century West Road, Tianfu Avenue, Chengdu City

[CHINESE CHARACTERS]

Date:

[CHINESE CHARACTERS]

Party B (with stamp): PSI Technologies (Chengdu) Co.Ltd

[CHINESE CHARACTERS]

Representative: William J. Meder (signature):

[CHINESE CHARACTERS]

Phone: 85331234

[CHINESE CHARACTERS] 85331476

Address: No.1, New Century West Road, Tianfu Avenue, Chengdu City

[CHINESE CHARACTERS]

Date:

[CHINESE CHARACTERS]